UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2015

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 8, 2015, GenSpera, Inc. announced that it will maintain a collection of online corporate communication channels to provide on-going direct communication with shareholders and other interested parties. A copy of the press release is attached to this report as Exhibit 99.01.

Investors and others should note that the Company announces material, non-public information regarding GenSpera using the company website (www.genspera.com), its investor relations website, SEC filings, press releases, public conference calls and webcasts. Information about Genspera, its business, and its results of operations may also be announced by posts on the following social media channels:

Facebook: https://www.facebook.com/GenSpera

Twitter: https://twitter.com/GenSperaNews

LinkedIn: https://www.linkedin.com/company/genspera-inc-

Google+: https://plus.google.com/u/0/b/111021404725787491742/111021404725787491742/posts

YouTube: https://www.youtube.com/channel/UCdvATHFsc6ZLVgVMTJtPq3A

The Chairman’s Blog: http://www.thechairmansblog.com/genspera

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Press Release dated January 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2015

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release dated January 8, 2015